UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 12, 2014

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01	Entry Into a Material Definitive Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 12, 2014, MusclePharm Corporation, a Nevada Corporation (the “Company” or “we” or “our” or “us”) entered into a revolving credit facility (the “Credit Facility”) with ANB Bank (“ANB”), pursuant to which the Company and ANB executed a Promissory Note (the “Note”) and a Commercial Loan Agreement (the “Loan Agreement”), each attached hereto as Exhibit 10.1 and 10.2, respectively, pursuant to which the Company may borrow, from ANB, up to $8,000,000, subject to certain terms and conditions as further described in the Loan Documents (as defined below).

        Availability.    Availability under the Credit Facility is up to $8,000,000 (the “Loan”).

        Maturity and Security.    The Note matures on September 12, 2017. Loans made pursuant to Loan Agreement are secured by (i) a security interest in all of the Company’s inventory, (ii) all of the Company’s accounts receivable or other payments due, (iii) all the Company’ general intangible properties, including, but not limited to, tax refunds, intellectual property and customer lists, and (iv) all the Company’s equipment, pursuant to the Security Agreement entered into by and between the Company and ANB (the “Security Agreement”), as attached hereto as Exhibit 10.3 (the Security Agreement together with the Note and Loan Agreement are collectively referred to herein as the “Loan Documents”).

        Interest Rates.   Beginning upon execution of the Loan Documents and until September 13, 2014, interest on any unpaid balance shall accrue at a rate of 5.250% per annum. After such date the interest rate may change based upon the following calculation:

The interest rate, after September 13, 2014 (the “Variable Interest Rate”), shall be based upon the Wall Street Journal U.S. Prime Rate (as defined in the Loan Documents). The Variable Interest Rate shall be Current Index (as defined in the Loan Documents) plus 2%. At no point will the Variable Interest Rate be below 5.250%.

If in the event of default the Company, under its obligation pursuant to the Loan Documents, ANB may increase the interest rate of 2.33% per month.

        Fees.    The Note and Loan Agreement contains certain fees, including closing fees, servicing fees, UCC fees, late fees, and loan fees. The Loan Agreement also contains a termination fee if the Credit Facility is refinanced with a third party lender as follows:

•	$240,000 if the Credit Facility is refinanced during the first 12-month term;
•	$160,000 if the Credit Facility is refinanced during the second 12-month term; and
•	$80,000 f if the Credit Facility is refinanced during the final 12-month term.

        Covenants.    Subject to customary carve-outs, the Loan Agreement contains customary negative covenants and restrictions for agreements of this type on actions by the Company including, without limitation, restrictions on indebtedness, liens, investments, loans, consolidation, mergers, dissolution, asset dispositions outside the ordinary course of business, change in business, transactions with affiliates, bankruptcy, insolvency, change of control and changes relating to indebtedness. In addition, the Loan Agreement requires compliance by the Company with the following covenants: (i) during each calendar quarter within the Credit Facility term, the Company shall cause the outstanding principal balance of the Loan to be reduced and maintained below $3,000,000 for a minimum of 14 non-consecutive days, (ii) the Company shall not, with ANB’s prior written consent incur (A) additional debt obligations during any 12-month period that, in the aggregate shall exceed $250,000, or (B) any individual debt obligation that exceeds $100,000, (iii) the Company to maintain a market capitalization of $65,000,000, (iv) the Company shall not enter into, without the prior written consent of ANB, any cash transaction, other than in the ordinary course of business, in excess of $1,000,000, which shall include dividends or other distributions, (v) for each calendar quarter of the term of the Loan, the Company shall maintain on deposit with ANB quarterly average collected compensating balances in excess of $1,200,000, (vi) through the term of the Loan the Company shall maintain a debt service coverage ratio of at least 2.0:1, and (vii) throughout the term of the Loan the Company shall maintain a current ratio of at least 1.5:1.

        Events of Default.    The Loan Documents contain customary events of default, including, without limitation, non-payment of principal, interest or fees, violation of certain covenants, inaccuracy of representations and warranties in any material respect, cross defaults with certain other indebtedness and agreements, property value decrease, business termination, and merger or name change without notifying ANB.

The above description of the Note, Loan Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by the full text of such documents, which are attached hereto as Exhibit 10.1, 10.2, and 10.3, respectively.

Risk Factors

Our cash flows and capital resources may be insufficient to make required payments on our indebtedness and future indebtedness.

Our indebtedness could have important consequences to you. For example, it could:

•	make it difficult for us to satisfy our debt obligations;
•	make us more vulnerable to general adverse economic and industry conditions;
•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;
•	expose us to interest rate fluctuations because the interest rate on the debt under the Credit Facility is variable;
•	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;
•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and
•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

•	economic and demand factors affecting our industry;
•	pricing pressures;
•	increased operating costs;
•	competitive conditions; and
•	other operating difficulties.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Our obligations pursuant to the Loan Documents are secured by a security interest in all of our operating company's inventories, receivables and proceeds from those items. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

We may incur additional indebtedness in the future, including pursuant to the Loan Documents. Our incurrence of additional indebtedness would intensify the risks described above.

The Loan Documents governing our indebtedness contain various covenants limiting the discretion of our management in operating our business.

The Loan Documents contain, subject to certain carve-outs, various restrictive covenants that limit our management's discretion in operating our business. In particular, these instruments limit our ability to, among other things:

•	incur additional debt;
•	grant liens on assets;
•	make investments, including capital expenditures;
•	sell or acquire assets outside the ordinary course of business;
•	engage in transactions with affiliates; and
•	make fundamental business changes.

The Loan Documents require us to (i) maintain certain financial ratios and (ii) limit our capital expenditures (to the extent we require additional financings). If we and our subsidiaries fail to comply with the restrictions in the Loan Documents, a default may allow the creditors under the relevant instruments to accelerate the related debt and to exercise their remedies under these agreements, which will typically include the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies the creditors may have to foreclose on assets that are subject to liens securing that debt and to terminate any commitments they had made to supply further funds. The Loan Documents governing our indebtedness also contain various covenants that may limit our ability to pay dividends.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Promissory Note, dated September 12, 2014, between MusclePharm Corporation and ANB Bank.
10.2	Commercial Loan Agreement, dated September 12, 2014, between MusclePharm Corporation and ANB Bank.
10.3	Security Agreement, dated September 12, 2014, between MusclePharm Corporation and ANB Bank.
99.1	MusclePharm Corporation Press Release issued September 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: September 16, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President